CERTIFICATION
Structured Asset Securities Corporation II
LB-UBS Commercial Mortgage Trust 2004-C6
Commercial Mortgage Pass-Through Certificates, Series 2004-C6

We, Ken Cohen and Paul Hughson, certify that:

1.
We have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Structured Asset
Securities Corporation II;
2.
Based on our knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;
3.
Based on our knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing or similar, agreement, for inclusion in these reports is included in these reports;
4.
Based on our knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing or similar, agreement, and except as dis closed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and
5.
The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing or similar, agreement, that is included in these reports.
In giving the certifications above, we have reasonably relied on information provided to us by the following unaffiliated parties: LaSalle Bank National Association, Lennar Partners, Inc. and Wachovia Bank, National
Association.
Date: March 28, 2005
/s/ Ken Cohen
Name: Ken Cohen
Title: Managing Director
/s/ Paul Hughson
Name: Paul Hughson
Title: Managing Director